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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 12, 2001, except for the information in Note P as to which the dates are March 12, 2001 and March 15, 2001, relating to the consolidated financial statements and financial statement schedules, which appears in TECO Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




Tampa, Florida
May 21, 2001